AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2021

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

____________________

ENANTA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

____________________

Delaware	04-3205099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Arsenal Street, Watertown, MA (Address of Principal Executive Offices)	02472 (Zip Code)

2019 Equity Incentive Plan

(Full title of the plan)

____________________

Jay R. Luly, Ph.D.
President and Chief Executive Officer
Enanta Pharmaceuticals, Inc.
500 Arsenal Street
Watertown, Massachusetts 02472
 (Name and address of agent for service)

(617) 607-0800
(Telephone number, including area code, of agent for service)

____________________

Copy to:

Stacie S. Aarestad, Esq.
Foley Hoag LLP

155 Seaport Boulevard
Boston, Massachusetts 02110-2600
(617) 832-1000

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	950,000 shares	$50.00	$47,500,000.00	$5,182.25
(1)

Pursuant to Rule 416 under the Securities Act of 1933, to the extent that additional shares of the Registrant’s common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors of the Registrant while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of common stock.

(2)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is the product obtained by multiplying (i) $50.00 (the average of the high and low prices of the Registrant’s common stock on May 7, 2021) by (ii) 950,000 (the number of additional shares of common stock issuable in connection with equity awards that may be granted in the future pursuant to the Enanta Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended).

EXPLANATORY NOTE

Enanta Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 950,000 shares of its common stock, par value $0.01 per share, that may be issued and sold under the Enanta Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), following the amendment to the Plan that was approved by the Registrant’s stockholders at its annual meeting on March 2, 2021. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statement on Form S-8 (File No. 333-2321384) filed with the Securities and Exchange Commission on May 10, 2019 is incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description
4.1

Restated Certificate of Incorporation of Enanta Pharmaceuticals, Inc.  Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8‑K filed with the SEC on March 28, 2013 (File No. 001-35839) and incorporated herein by reference.

4.2

Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. (as amended and restated in August 2015).  Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8‑K filed with the SEC on August 18, 2015 (File No. 001-35839) and incorporated herein by reference.

4.3

Specimen certificate evidencing shares of common stock of Enanta Pharmaceuticals, Inc.  Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on February 5, 2013 (File No. 333-184779) and incorporated herein by reference.

5.1	Opinion of Foley Hoag LLP. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.2	Consent of Foley Hoag LLP. Included in the opinion filed as Exhibit 5.1.
24.1	Power of Attorney. Included on the signature page hereto.
99.1

2019 Equity Incentive Plan (as amended March 2021).  Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 5, 2021 (File No. 001-35839) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, Commonwealth of Massachusetts, on May 10, 2021.

ENANTA PHARMACEUTICALS, INC.

By:/s/ Jay R. Luly, Ph.D.

Jay R. Luly, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Enanta Pharmaceuticals, Inc., hereby severally constitute and appoint each of Jay R. Luly, Ph.D. and Paul J. Mellett, our true and lawful attorneys‑in‑fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S‑8 (including any post‑effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys‑in‑fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jay R. Luly, Ph.D. Jay R. Luly, Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2021
/s/ Paul J. Mellett Paul J. Mellett	Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2021
/s/ Bruce L.A. Carter, Ph.D. Bruce L.A. Carter, Ph.D.	Director	May 10, 2021
/s/ Mark G. Foletta Mark. G. Foletta	Director	May 10, 2021
/s/ Kristine Peterson Kristine Peterson	Director	May 10, 2021
/s/ Lesley Russell, MBChB, MRCP Lesley Russell, MBChB., MRCP	Director	May 10, 2021
/s/ Terry Vance Terry Vance	Director	May 10, 2021